Exhibit 3.7

FLORIDA DEPARTMENT OF STATE Division of Corporations June 4, 2013 HEIDI HAFER CVSL INC. 2400 DALLAS PKWY. #230  PLANO, TX 75093 Re: Document Number P11000056213 The Articles of Amendment to the Articles of Incorporation for CVSL INC., a Florida corporation, were filed on May 30, 2013. The certification requested is enclosed. Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section. Darlene Connell Regulatory Specialist II Division of Corporations Letter Number: 513A00013994 www.sunbiz.org Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

State of Florida Department of State I certify the attached is a true and correct copy of the Articles of Amendment, filed on May 30, 2013, to Articles of Incorporation for CVSL INC., a Florida corporation, as shown by the records of this office. The document number of this corporation is P11000056213. Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Fourth day of June, 2013 Ken Detzner Secretary of State CR2EO22 (1-11)

FILED 13 MAY 30 PM 1:35 SECRETARY OF STATE TALLAHASSEE FLORIDA Articles of Amendment to Articles of Incorporation of CVSL Inc. (Name of Corporation as currently filed with the Florida Dept. of State) D11000056213 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: N/A The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,’ “Inc,’ or “Co”. A professional corporation name must contain the word “chartered” “professional association,” or the abbreviation “P.A.” B. Enter new principal office address, if applicable:  (Principal office address MUST BE A STREET ADDRESS) N/A C. Enter new mailing address, if applicable:  (Mailing address MAY BE A POST OFFICE BOX) N/A D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name of New Registered Agent N/A (Florida street address) New Registered Office Address:, Florida (City) (Zip Code) New Registered Agent’s Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: (Attach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title: P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO - Chief Executive Officer; CFO — Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD. Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add. Example: X Change PT John Doe X Remove V Mike Jones X Add SV Sally Smith Type of Action Title Name (Check One)   Address 1) Change Add Remove    2)  Change Add Remove 3) Change Add Remove 4)  Change Add Remove 5)  Change Add Remove 6) Change Add Remove Page 2 of 4

E. If amending or adding additional Articles, enter chance(s) here: (Attach additional sheets, if necessary). (Be specific) The first paragraph of Article IV Shares of the Articles  of Incorporation is hereby revised as follows: “The number of shares of stock is 5,000,000,000 shares  of common stock and 10,000,000 shares of preferred  stock with such rights, terms and preferences as  determined from time to time by the Board of Directors. The Corporation shall have the authority to issue 5,010,000,000  shares of capital stock of which 5,000,000,000 shares shall  be designated as “Common Stock,” par value $0.0001 per  shares and 10,000,000 shares shall be designated as  “Preferred Stock,” par value $0.0001 per share.” All the remaining paragraphs shall remain the same. F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A) Page 3 of 4

 The date of each amendment(s) adoption: April 10, 2013 Effective date if applicable: (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): “The number of votes cast for the amendment(s) was/were sufficient for approval by .” (voting group) The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated 5-29-13 Signature Heidi Hafer (By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Heidi Hafer (Typed or printed name of person signing) Secretary (Title of person signing) Page 4 of 4